UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 29, 2020

NATIONAL GENERAL HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36311	27-1046208
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
59 Maiden Lane, 38th Floor
New York, New York 10038
(Address of principal executive offices) (zip code)
(212) 380-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NGHC	The Nasdaq Stock Market LLC
7.50% Non-Cumulative Preferred Stock, Series A	NGHCP	The Nasdaq Stock Market LLC
Depositary Shares, Representing 1/40th of a Share of 7.50% Non-Cumulative Preferred Stock, Series B	NGHCO	The Nasdaq Stock Market LLC
Depositary Shares, Representing 1/40th of a Share of 7.50% Non-Cumulative Preferred Stock, Series C	NGHCN	The Nasdaq Stock Market LLC
7.625% Subordinated Notes due 2055	NGHCZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On April 29, 2020, National General Holdings Corp. (the “Company”) issued a press release announcing its results of operations for the quarter ended March 31, 2020. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release is furnished and not filed pursuant to Instruction B.2 of Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2020 Annual Meeting of Shareholders on April 29, 2020. The certified results of the matters voted upon at the meeting, which are more fully described in the Company's proxy statement, are as follows:

Description of Matters Submitted	For	Withheld	Broker Non-Vote
1. Election of Directors:
Donald T. DeCarlo	94,784,446	13,375,305	1,933,998
Patrick Fallon	107,763,366	396,385	1,933,998
Barry Karfunkel	103,390,796	4,768,955	1,933,998
Robert Karfunkel	105,200,088	2,959,663	1,933,998
John Marshaleck	98,211,946	9,947,805	1,933,998
John Nichols	107,763,624	396,127	1,933,998
Barbara Paris	107,767,706	392,045	1,933,998
Barry Zyskind	103,280,402	4,879,349	1,933,998

	For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the year ended December 31, 2020	110,074,376	7,066	12,307

	For	Against	Abstain	Broker Non-Vote
3. Advisory, non-binding resolution to approve the compensation of the Company's named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative disclosure, set forth in the Company’s 2020 annual meeting proxy statement	107,136,337	1,016,619	6,795	1,933,998

	3 Years	2 Years	1 Year	Abstain
4. Advisory, non-binding vote on the frequency with which shareholders of the Company will be entitled to have an advisory, non-binding vote on named executive officer compensation	71,128,479	25,471	36,998,856	6,945

In accordance with the Board of Directors’ recommendation, the largest number of shareholders voted, on an advisory, non-binding basis, to hold an advisory, non-binding vote to approve the compensation of the Company’s named executive officers every three years. In line with this recommendation from the Company’s shareholders, the Board of Directors has determined that the Company will include an advisory, non-binding shareholder vote to approve the compensation of the Company’s named executive officers in the Company’s proxy materials every three years until the next required advisory vote on the frequency of shareholder votes on named executive officer compensation, which will occur no later than the Company’s Annual Meeting of Shareholders in 2026.

Item 8.01	Other Events.

On April 29, 2020, the Company announced that the Board of Directors of the Company authorized and approved a share repurchase program for up to $50 million aggregate purchase price of the currently outstanding shares of the Company’s common stock over the next 12 months. Under the share repurchase program, the Company may from time to time repurchase shares through open market or block purchases, or otherwise in accordance with applicable federal securities laws, including Rule 10b-18 of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company’s share repurchase program may be modified, suspended or terminated at any time.

The Company cannot predict the timing or number of shares it may repurchase as the share repurchase program will depend on various factors, including price and general business and market conditions.  Information regarding share repurchases will be available in the Company’s periodic reports on Form 10-Q and 10-K filed with the Securities and Exchange Commission as required by the applicable rules of the Exchange Act.

Item 9.01	Financial Statements And Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated April 29, 2020
104	The Cover Page from the Company’s Current Report on Form 8-K dated April 29, 2020, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL GENERAL HOLDINGS CORP.

Date: April 29, 2020	By:	/s/ Jeffrey Weissmann
Jeffrey Weissmann
General Counsel and Secretary